AGF INVESTMENTS TRUST  485BPOS

EX99.j(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 25, 2023, relating to the financial statements and financial highlights of AGF U.S. Market Neutral Anti-Beta Fund and AGF Global Infrastructure ETF, each a series of AGF Investments Trust, for the year ended June 30, 2023, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

October 27, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 25, 2023, relating to the financial statements and financial highlights of AGF Emerging Markets Equity Fund and AGF Global Sustainable Equity Fund, each a series of AGF Investments Trust, for the year ended June 30, 2023, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

October 27, 2023